Exhibit 1.1

DARDEN RESTAURANTS, INC.

(a Florida corporation)

UNDERWRITING AGREEMENT

October 4, 2023

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TABLE OF CONTENTS

(continued)

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DARDEN RESTAURANTS, INC.

(a Florida corporation)

6.300% Senior Notes due 2033

UNDERWRITING AGREEMENT

October 4, 2023

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Truist Securities, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

Darden Restaurants, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several underwriters named in Exhibit A hereto (the “Underwriters”) $500,000,000 aggregate principal amount of the Company’s 6.300% Senior Notes due 2033 (the “Notes”). BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC shall be designated and will act as Representatives (the “Representatives”) of the several Underwriters in connection with the offering and sale of the Notes.

To the extent there are no additional Underwriters listed on Exhibit A other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean you.

The Notes will be issued under an indenture, dated as of January 1, 1996 (the “Indenture”), between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee, as supplemented by the Second Supplemental Indenture, dated as of October 4, 2023, among the Company, Computershare Trust Company, National Association and U.S. Bank Trust Company, National Association, as trustee for the Notes (the “Trustee”).

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(b) (in each case, a “Representation Date”), as follows:

(i) REGISTRATION STATEMENT; PROSPECTUS. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-267757), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”) or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Such Registration Statement (as so amended, if applicable) has become effective with the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “1939 Act”). At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the 1939 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties in the preceding two sentences shall not apply to the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”) nor shall the representations and warranties in the preceding sentence apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof. Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this

Underwriting Agreement is executed and delivered by the parties hereto (the “Execution Time”). At the date of the Prospectus and at the Closing Time (as defined herein), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in the preceding sentence shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof. The Registration Statement, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations (as defined herein), the Applicable Time and the Closing Time, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”). Each preliminary prospectus and the Prospectus complied or will comply when filed pursuant to Rule 424(b) under the Securities Act in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, conform to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

For purposes of this Underwriting Agreement, all references to (i) the Indenture shall be deemed to include, as applicable, any indenture supplemental thereto, and (ii) the financial statements and schedules and other information which is “contained,” “included,” “referred to” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package (as defined below), the Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or such preliminary prospectus, as the case may be.

(ii) DISCLOSURE PACKAGE. The term “Disclosure Package” shall mean (i) the preliminary prospectus most recently available prior to the Applicable Time, (ii) the Issuer Free Writing Prospectus (as defined below) identified in Item (1) of Exhibit B hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 2:45 p.m. (Eastern time) on the date of this Underwriting Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof. As used herein, an “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(iii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (including the filing of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the Commission), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Disclosure Package and the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, as of the Applicable Time, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) COMPANY IS WELL-KNOWN SEASONED ISSUER. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(v) COMPANY NOT INELIGIBLE ISSUER. (A) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (B) at the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(vi) ISSUER FREE WRITING PROSPECTUS. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(vii) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Exhibit B hereto or the Registration Statement.

(viii) INDEPENDENT ACCOUNTANTS. The accountants who expressed their opinion with respect to the financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Registration Statement, the Disclosure Package and the Prospectus were at each time such opinion was issued, independent registered public accountants with respect to the Company as required by the Exchange Act, the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

(ix) FINANCIAL STATEMENTS. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the earnings, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus.

(x) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, assets, properties, operations, or business, or to the knowledge of the Company in the business prospects, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s common stock or preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(xii) GOOD STANDING OF SUBSIDIARIES. Each material subsidiary (as set forth on Annex I hereto, each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the

Disclosure Package and the Prospectus and is duly qualified as a foreign legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or equity interest in, as applicable, each such Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Material Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xiii) CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances or repurchases thereof, if any, (A) contemplated under this Underwriting Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the Disclosure Package or (C) pursuant to the exercise of convertible securities or options referred to in the Prospectus and the Disclosure Package). The outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(xv) AUTHORIZATION OF NOTES. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. Such Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Such Notes will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

(xvi) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(xvii) DESCRIPTION OF THE NOTES AND INDENTURE. The Notes will conform, and the Indenture does conform, in all material respects to the statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. The Notes will be, and the Indenture is, in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xviii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Material Subsidiaries is in violation of its charter, by-laws, memorandum of association or other organizational document, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Material Subsidiary is subject (collectively, “Agreements and Instruments”), except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries, for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and the Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in the Prospectus relating to such Notes) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, property or operations of the Company or any of its Material Subsidiaries pursuant to, any Agreements and Instruments nor will such action result in any violation of the provisions of the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company (collectively, “Relevant Laws”) or any of its Material Subsidiaries or any of their assets, properties or operations except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries, for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances, or violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Material Subsidiaries.

(xix) ABSENCE OF PROCEEDINGS. There is not an action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xx) COMPLIANCE WITH STATE LAW. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xxi) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the Bribery Act. The Company and its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. As used herein, the “Bribery Act” means U.K. Bribery Act 2010 and “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxii) NO CONFLICT WITH MONEY LAUNDERING LAWS. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(xxiii) NO CONFLICT WITH OFAC LAWS. None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (A) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity, for the purpose of (i) financing the activities of or business with any person, or in a country or territory, that, at the time of such funding, is the subject of Sanctions; (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus, the Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxv) EXTENSIBLE BUSINESS REPORTING LANGUAGE. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or in connection with the offering, the issuance or sale of the Notes hereunder or the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture, except such as have been already made or obtained or as may be required under the Securities Act, the Securities Act Regulations or state securities laws.

(xxvii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Material Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess or acquire would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Material

Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Material Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxviii) POSSESSION OF LICENSES AND PERMITS. The Company and its Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) TITLE TO PROPERTY. The Company and its Material Subsidiaries have good and marketable title to all real property owned by the Company and its Material Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (B) those which do not materially affect the value of the property of the Company in the aggregate and do not interfere with the use made and proposed to be made of the property by the Company or any of its Material Subsidiaries. All of the leases and subleases of the Company and its Material Subsidiaries, and under which the Company or any of its Material Subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its Material Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Material Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Material Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except where the failure of such leases and subleases to be in full force and effect or such claim, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxx) ENVIRONMENTAL LAWS. Except as otherwise stated in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Material Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Material Subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Material Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi) INTERNAL CONTROLS AND PROCEDURES AND DISCLOSURE CONTROLS. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurances, in all material respects that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries, considered as one enterprise, maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii) NO MATERIAL WEAKNESS IN INTERNAL CONTROLS. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) COMPLIANCE WITH APPLICABLE LAW. The Company has complied in all respects with all federal, state, local, foreign and similar statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments and decrees applicable to the Company or any of its Material Subsidiaries or to any of the Company’s or its Material Subsidiaries’ properties or assets, or, to the knowledge of the Company, with respect to any of the Company’s or its Material Subsidiaries’ officers, directors, employees or agents in their capacity as such (collectively, “Applicable Laws”), except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its Material Subsidiaries has received any written notice or other written communication from any governmental authority or arbitrator regarding any violation by the Company of, or a failure on the part of the Company to comply with, any Applicable Laws, other than any such violation or failure to comply which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(xxxiv) TAX RETURNS. The Company has filed all material tax returns required to be filed by it in any jurisdiction, and all material taxes for which the Company is directly or indirectly liable, or to which any of its properties or assets are subject, have been filed other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(xxxv) INSURANCE. Each of the Company and its Material Subsidiaries is insured (including in each case self-insurance and reinsurance) by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as management reasonably believes are prudent and customary in the businesses in which it is engaged.

(xxxvi) COMPANY NOT AN “INVESTMENT COMPANY.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and upon the issuance and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(xxxvii) SARBANES OXLEY. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxxviii) STATISTICAL AND MARKET-RELATED DATA. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix) CYBERSECURITY. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have not, individually or in the aggregate, had a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except for those that have not, individually or in the aggregate, had a Material Adverse Effect and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) OFFICER’S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a) NOTES. Subject to the terms and conditions and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amounts of Notes set forth opposite their names in Exhibit A hereto at a purchase price of 98.671% of the principal amount of the Notes.

(b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the offices of Bracewell LLP, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on October 10, 2023 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has severally agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) DENOMINATIONS; REGISTRATION. The Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The Notes will be made available for examination and packaging by the Representatives in New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time.

(d) NO ADVISORY OR FIDUCIARY RESPONSIBILITY. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Underwriting Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the offering of the Notes and the process leading thereto each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, any of its subsidiaries or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Underwriting Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Notes and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter of this Section 2(d).

SECTION 3. COVENANTS OF THE COMPANY.

The Company covenants with the Representatives and with each Underwriter participating in the offering of Notes, as follows:

(a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) REPRESENTATIVES’ REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives and counsel to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives or their counsel reasonably objects; provided that the foregoing shall not prohibit the Company from filing any report of the Company required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act after it shall have furnished the same to the Representatives and counsel to the Underwriters and reasonably considered any comments of the Representatives or their counsel.

(c) AMENDMENTS AND SUPPLEMENTS TO THE REGISTRATION STATEMENT, PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or their counsel it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the

Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(b) and Section 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared or to become effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) FINAL TERM SHEET. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Representatives and attached as Exhibit C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(e) PERMITTED FREE WRITING PROSPECTUSES. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the free writing prospectuses (within the meaning of Rule 433 under the Securities Act) listed in Exhibit B hereto, including any electronic roadshow listed in Exhibit B hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(d); provided, that each Underwriter severally covenants with the Company not to take any action without the Company’s prior consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(g) NOTICE OF INABILITY TO USE AUTOMATIC SHELF REGISTRATION STATEMENT FORM. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. During the Prospectus Delivery Period, the Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of such notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h) FILING FEES. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will conform to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

(j) DELIVERY OF PROSPECTUSES. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will conform to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

(k) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Notes, up to one year from the date of this Underwriting Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(l) EARNINGS STATEMENT. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(m) RESTRICTION ON SALE OF DEBT SECURITIES. Between the date of this Underwriting Agreement and the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any debt securities registered under the Securities Act or eligible for trading pursuant to Rule 144A, issued or guaranteed by the Company.

(n) LICENSES. Upon request of any Underwriter, the Company agrees to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Notes; provided, however, that the license shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(o) REPORTING REQUIREMENTS. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

SECTION 4. PAYMENT OF EXPENSES.

(a) PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustees and their respective counsel, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Notes, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of a single counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority Inc. (“FINRA”) of the terms of the sale of the Notes and (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in the bylaws of FINRA), if applicable. It is understood, however, that except as provided in this Section 4, and in Sections 6 and 7 hereof, the Underwriters will be responsible for all their own costs and expenses, including the fees of their counsel, any transfer taxes on the Notes upon resale by them and all other expenses incurred by them in connection with any offering of the Notes made by the Underwriters.

(b) TERMINATION OF AGREEMENT. If this Underwriting Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Sections 9(a)(i) or 9(a)(iii) (with respect to the Company’s securities) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses reasonably incurred by the Underwriters in connection with preparations for the purchase, sale and delivery of Notes pursuant to this Underwriting Agreement, including the reasonable fees and disbursements of counsel for the Underwriters, but the Company shall then be under no further liability to any Underwriter with respect to such Notes except as provided in Sections 4(a), 6 and 7 hereof.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Notes pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER. For the period from and after the Execution Time and prior to the Closing Time:

(i) the Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the Rule 430B Information) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) the Company shall have filed with the Commission any Issuer Free Writing Prospectus and any other issuer information to the extent and within the time periods required by Rule 433 under the Securities Act;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; and

(iv) the Company shall have paid the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion letter, dated as of Closing Time, of Hunton Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D-1 hereto. In addition, at Closing Time, the Representatives shall have received the favorable opinion letter, dated as of Closing Time, of Anthony G. Morrow, Division General Counsel — Securities and Finance of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D-2 hereto.

(c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion letter, dated as of Closing Time, of Bracewell LLP, counsel for the Underwriters, substantially to the effect set forth in opinion paragraph 6 (as to the accuracy of the information in the Disclosure Package and the Prospectus under “Description of Debt Securities” and “Description of Notes”), and opinion paragraphs 8 and 9 (as to the validity and enforceability of the Indenture and Notes) included in Exhibit D-1 hereto, and with respect to the Registration Statement and the Prospectus, in form and substance satisfactory to the Representatives. In giving such letter, such counsel may limit its opinions set forth therein to matters governed by the laws of the State of New York and the federal laws of the United States. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) OFFICERS’ CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, a Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened by the Commission.

(e) ACCOUNTANT’S COMFORT LETTER. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and to such further effect as the Representatives may reasonably request.

(f) BRING DOWN COMFORT LETTER. At the Closing Time, the Representatives shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) RATINGS. At Closing Time, the Notes shall have the ratings accorded as of the date of this Underwriting Agreement to the Company’s outstanding senior debt securities by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and as set forth in the Final Term Sheet included in the Disclosure Package, the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Notes have such rating. Since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company’s other securities.

(h) NO OBJECTION. If the Registration Statement or an offering of Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) TERMINATION OF AGREEMENT. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION.

(a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 6(b) hereof.

(b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers, and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the following locations under the caption “Underwriting (Conflicts of Interest)” in the preliminary prospectus and the Prospectus: (i) the information in the first two sentences in the second paragraph after the table showing the principal amount of Notes being purchased by each Underwriter (the “Allocation Table”), (ii) the information in the third sentence in the fifth paragraph after the Allocation Table, (iii) the information in the sixth paragraph after the Allocation Table with the exception of the second clause in the penultimate sentence of that paragraph and (iv) the information in the second paragraph under the subcaption entitled “—Certain Relationships.”

(c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest in the reasonable judgment of the indemnified party, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Notes as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Notes set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

SECTION 9. TERMINATION.

(a) TERMINATION. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, in the judgment of the Representatives, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package, a Material Adverse Effect, or (ii) there has occurred, since the Execution Time, any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or any national securities exchange or quotation system on which the Company’s common stock is listed or quoted, or if trading generally on the New York Stock Exchange, NYSE American LLC or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a banking moratorium has been declared by federal, New York or North Carolina authorities, or (v) there has occurred a material disruption in commercial banking or securities settlement or clearance services, or (vi) there is any downgrading in the rating accorded the Notes by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act or if any such rating organization shall have publicly announced that it has placed any of such Notes on what is commonly termed a “watch list” for possible downgrading.

(b) LIABILITIES. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Notes to be purchased on such date pursuant to this Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Notes to be purchased on such date pursuant to this Underwriting Agreement, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 and the indemnification and contribution provisions in Sections 6 and 7 hereof.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives in care of BofA Securities, Inc., 114 West 47th Street NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, fax: 212-901-7881, email: dg.hg_ua_notices@bofa.com; Truist Securities, Inc., 3333 Peachtree Road, NE, Atlanta, Georgia 30326, fax: 404-926-4027, Attention: Investment Grade Debt Capital Markets; U.S. Bancorp Investments, Inc. at c/o U.S. Bancorp Investments, Inc. 214 N. Tryon St., 26th Floor, Charlotte, North Carolina 28202, Attention: Credit Fixed income, facsimile: 704-335-2393; and Wells Fargo Securities, LLC at c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Company shall be directed to the Company at 1000 Darden Center Drive, Orlando, Florida 32837, attention of Senior Vice President, General Counsel and Secretary.

SECTION 12. PARTIES. This Underwriting Agreement shall each inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW; CONSENT TO JURISDICTION. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 14. TRIAL BY JURY. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

SECTION 15. COUNTERPARTS. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 16. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours, DARDEN RESTAURANTS, INC.

By:	/s/ Scott C. Brophy
Name:	Scott C. Brophy
Title:	Vice President and Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

BOFA SECURITIES, INC.

TRUIST SECURITIES, INC.

U.S. BANCORP INVESTMENTS, INC.

WELLS FARGO SECURITIES, LLC

As Representatives and on behalf of the several Underwriters

BOFA SECURITIES, INC.

By:	/s/ Christopher Cote
Name:	Christopher Cote
Title:	Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name:	Chris Cicoletti
Title:	Managing Director

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$140,000,000
Truist Securities, Inc.	$80,000,000
U.S. Bancorp Investments, Inc.	$80,000,000
Wells Fargo Securities, LLC	$80,000,000
Mizuho Securities USA LLC	$37,500,000
TD Securities (USA) LLC	$37,500,000
PNC Capital Markets LLC	$26,000,000
Scotia Capital (USA) Inc.	$14,000,000
Goldman Sachs & Co. LLC	$5,000,000

Total	$500,000,000

A-1

EXHIBIT B

ISSUER FREE WRITING PROSPECTUSES

(1)	Final Term Sheet dated October 4, 2023 (attached as Exhibit C hereto)

(2)	Electronic (NetRoadshow) road show of the Company dated October 2023

B-1

EXHIBIT C

DARDEN RESTAURANTS, INC.

FINAL TERM SHEET

6.300% Senior Notes due 2033

Dated: October 4, 2023

Issuer:	Darden Restaurants, Inc.

Principal Amount:	$500,000,000

Expected Ratings:*	[intentionally omitted]

Trade Date:	October 4, 2023

Settlement Date:	October 10, 2023 (T+3)

Maturity Date:	October 10, 2033

Interest Payment Dates:	April 10 and October 10, beginning April 10, 2024

Coupon (Interest Rate):	6.300%

Benchmark Treasury:	3.875% due August 15, 2033

Benchmark Treasury Price / Yield:	93-07 / 4.743%

Spread to Benchmark Treasury:	+165 basis points

Yield to Maturity:	6.393%

Price to Public:	99.321% of the principal amount

Optional Redemption: Make-Whole Call:	Prior to July 10, 2033 (the “Par Call Date”), the Issuer may redeem the notes, at its option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

Par Call:	On or after the Par Call Date, the Issuer may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

C-1

Repurchase at the Option of Holders upon a Change of Control Triggering Event:	The notes will be subject to repurchase at the option of the holders at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest if the Issuer experiences a Change of Control Triggering Event.

CUSIP / ISIN:	237194 AN5 / US237194AN56

Joint Book-Running Managers:	BofA Securities, Inc. Truist Securities, Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:	Mizuho Securities USA LLC TD Securities (USA) LLC PNC Capital Markets LLC Scotia Capital (USA) Inc. Goldman Sachs & Co. LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Capitalized terms used and not defined herein have the meanings assigned in the Issuer’s Preliminary Prospectus Supplement, dated October 4, 2023.

The issuer has filed a registration statement including a prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Truist Securities, Inc. at 1-800-685-4786, U.S. Bancorp Investments, Inc. at 1-877-558-2607 or Wells Fargo Securities, LLC at 1-800-645-3751.

C-2

EXHIBIT D-1

FORM OF OPINION OF HUNTON ANDREWS KURTH LLP, COUNSEL FOR

THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Omitted.]

EXHIBIT D-2

FORM OF OPINION OF ANTHONY G. MORROW, SENIOR VICE PRESIDENT,

DIVISION GENERAL COUNSEL — SECURITIES AND FINANCE FOR THE

COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Omitted.]

ANNEX I

Schedule of Material Subsidiaries

1.	Darden Corporation, a Delaware corporation

2.	Capital Grille Holdings, Inc., a North Carolina corporation, doing business as The Capital Grille

3.	Cheddar’s Casual Cafe, Inc., a Delaware corporation, doing business as Cheddar’s Scratch Kitchen

4.	Cheddar’s Restaurant Holding Corp., a Delaware corporation

5.	GMRI, Inc., a Florida corporation, doing business as Olive Garden, Bahama Breeze and Seasons 52

6.	N and D Restaurants, LLC, a Florida limited liability company, doing business as Olive Garden

7.	Olive Garden of Texas, LLC, a Texas limited liability company, doing business as Olive Garden

8.	RARE Hospitality International, Inc., a Georgia corporation, doing business as LongHorn Steakhouse and Olive Garden

9.	Yard House USA, Inc., a Delaware corporation, doing business as Yard House

A I-1